Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of HealthEquity, Inc. of our report dated March 28, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in HealthEquity, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricetwaterhouseCoopers LLP
Salt Lake City, Utah
September 7, 2018